First Security Group, Inc. Announces Results for the Third Quarter
Non-Performing Assets Decline Nearly 25%

CHATTANOOGA, Tenn., November 15, 2012 – First Security Group, Inc. (NASDAQ: FSGI) (the “Company” or “First Security”), the bank holding company for its wholly-owned subsidiary FSGBank, N.A. (“FSGBank”), announced today results for the three and nine months ending September 30, 2012. For the three and nine months ended September 30, 2012, the Company reported a $9.4 million and $23.5 million loss allocated to common shareholders, respectively, for a net loss per share (basic and dilutive) of $5.79 and $14.54 per share.

“During the third quarter, we aggressively disposed of nearly 25% of our non-performing assets, which was a significant driver of the loss in the third quarter,” said Michael Kramer, President and Chief Executive Officer of First Security.

Loans declined by $14.2 million, or 2.4% (9.6% annualized), from June 30, 2012 to September 30, 2012, and $7.3 million, or 1.2% (1.7% annualized) from December 31, 2011 to September 30, 2012, primarily as a result of disposition efforts on non-performing loans. The following table presents the three and nine month change for loans based on risk ratings:

	September 30,	June 30,	December 31,	Linked Quarter		Year-to-Date
	2012	2012	2011	$ Change	% Change	$ Change	% Change
Loans by Classification:	(amounts in thousands)
Pass	$487,321	$483,029	$459,283	$4,292	0.9%	$28,038	6.1%
Special Mention	14,095	14,328	29,551	(233)	(1.6)%	(15,456)	(52.3)%
Substandard - Non-impaired	55,794	62,412	62,174	(6,618)	(10.6)%	(6,380)	(10.3)%
Substandard - Impaired	20,012	31,669	33,489	(11,657)	(36.8)%	(13,477)	(40.2)%
Total Loans	$577,222	$591,438	$584,497	$(14,216)	(2.4)%	$(7,275)	(1.2)%

“Since the beginning of the year, we have focused on a dual path of balance sheet cleansing and growth,” continued Kramer. “While we are not finished, we are pleased with our progress to date. Annualized growth in pass-rated loans of eight percent is a positive sign of the economic stability within our markets, but the decline of over 40% in impaired loans since year-end demonstrates the focus of our management team to exit nonperforming loans on an aggressive timeline.”

The Company continued to change the deposit mix with an emphasis on replacing brokered deposits with lower cost deposits. Year-to-date, total deposits increased $24.7 million, or 2.4% (3.2% annualized). Excluding brokered deposits, customer deposits increased $69.9 million, or 8.9% (12.0% annualized), with a majority of that growth concentrated in pure deposits (defined as non-interest bearing and interest bearing DDAs, savings and money market accounts).

“One of our strategic goals for 2012 is a balance sheet restructuring on the funding or liability side,” said John Haddock, EVP & Chief Financial Officer for First Security. “Our objective was to replace the maturing high-cost brokered deposits with pure deposits. We have successfully replaced over 90%, $41 million of $45 million, of maturing brokered deposits with pure deposits. This is a testament to effort being put forth by our FSG team members throughout our branch network.”

Total non-performing assets declined to $48.1 million from $62.5 million and $72.4 million as of June 30, 2012 and December 31, 2011, respectively. The following table presents the three and nine month changes in asset quality:

	September 30,	June 30,	December 31,	Linked Quarter		Year-to-Date
	2012	2012	2011	$ Change	% Change	$ Change	% Change
Non-Performing Assets:	(amounts in thousands)
Other Real Estate Owned	$15,803	$20,280	$25,141	$(4,477)	(22.1)%	$(9,338)	(37.1)%
Repossessions	51	131	302	(80)	(61.1)%	(251)	(83.1)%
Nonaccrual Loans	32,254	42,110	46,907	(9,856)	(23.4)%	(14,653)	(31.2)%
Total Non-Performing Assets	$48,108	$62,521	$72,350	$(14,413)	(23.1)%	$(24,242)	(33.5)%

During the third quarter, other real estate owned declined through normal disposition strategies. The decline in nonaccrual loans was primarily associated with several discounted loan sales. The loan sales were the primary factor in the $8.3 million of charge-offs during the third quarter of 2012.

Total capital declined to $44.7 million as of September 30, 2012 compared to $68.2 million as of December 31, 2012. As a result of the loss in the third quarter, the Tier 1 leverage ratio declined below 4%, the minimum to be considered “adequately capitalized” under the prompt corrective action system established by the Federal Deposit Insurance Corporation Improvement Act of 1991. The Company continues to pursue a recapitalization that would restore its capital levels in excess of the capital requirements under the Consent Order between the Office of the Comptroller of the Currency and FSGBank.

“We began the year by building an experienced and talented executive management team," concluded Kramer. "Since then, we have been focused on raising capital, cleansing the balance sheet and growing the core bank. We continue to make solid progress of each of these fronts and look forward to positioning FSGBank to reach its full potential.”

Condensed Consolidated Income Statement

	For the Three Months Ended	Change from Prior Year		For the Nine Months Ended	Change from Prior Year
	September 30, 2012	Amount	Percentage	September 30, 2012	Amount	Percentage
	(in thousands, except percentages)
Interest income	$8,974	$(1,364)	(13.2)%	$28,244	$(4,610)	(14.0)%
Interest expense	3,125	(537)	(14.7)%	9,855	(1,478)	(13.0)%
Net interest income	5,849	(827)	(12.4)%	18,389	(3,132)	(14.6)%
Provision for loan and lease losses	4,543	661	17.0%	10,492	3,101	42.0%
Net interest income after provision for loan and lease losses	1,306	(1,488)	(53.3)%	7,897	(6,233)	(44.1)%
Noninterest income	2,694	590	28.0%	6,989	565	8.8%
Noninterest expense	12,781	1,348	11.8%	37,280	2,224	6.3%
Net loss before income taxes	(8,781)	(2,246)	34.4%	(22,394)	(7,892)	54.4%
Income tax (benefit) provision	108	162	(300.0)%	(402)	(434)	NM [1]
Net loss	(8,889)	(2,408)	37.2%	(21,992)	(7,458)	51.3%
Preferred stock dividends and discount accretion	521	7	1.4%	1,556	18	1.2%
Net loss allocated to common shareholders	$(9,410)	$(2,415)	34.5%	$(23,548)	$(7,476)	46.5%

Net Loss Per Share - Basic	$(5.79)	$(1.39)	(31.6)%	$(14.54)	$(4.41)	(43.5)%
Net Loss Per Share - Diluted	$(5.79)	$(1.39)	(31.6)%	$(14.54)	$(4.41)	(43.5)%

1 NM: not meaningful.

About First Security Group, Inc.
Founded in 1999, First Security's community bank subsidiary, FSGBank, has 30 full-service banking offices along the interstate corridors of eastern and middle Tennessee and northern Georgia. In Dalton, Georgia, FSGBank operates under the name of Dalton Whitfield Bank; along the Interstate 40 corridor in Tennessee, FSGBank operates under the name of Jackson Bank & Trust. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, financial planning and Internet banking services (www.FSGBank.com).

Note Regarding Forward Looking Statements
Some of our statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future financial performance and include statements about the Company's plans for raising capital, asset sales, the Company's future growth and market position, and the execution of its business plans. When we use words like “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our beliefs and assumptions, and on the information available to us at the time that these disclosures were prepared.
These forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors. There can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by forward-looking statements. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, the effects of future economic conditions, governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; the costs of evaluating possible acquisitions and the risks inherent in integrating acquisitions; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in First Security's market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and, the failure of assumptions underlying the establishment of reserves for possible loan losses. For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and other filings with the SEC.
Many of these risks are beyond our ability to control or predict, and you are cautioned not to put undue reliance on such forward-looking statements. First Security does not intend to update or reissue any forward-looking statements contained in this release as a result of new information or other circumstances that may become known to First Security, and undertakes no obligation to provide any such updates.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this Note. Our actual results and condition may differ significantly from those we discuss in these forward-looking statements.

CONTACT:
John R. Haddock, CFO
(423) 308-2075
jhaddock@FSGBank.com